Exhibit 99.1

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DIAMONDBACK ENERGY, INC. 500 West Texas, Suite 1200 Midland, Texas 79701	ENERGEN CORPORATION 605 Richard Arrington Jr. Blvd. N. Birmingham, AL 35203-2707

STOCKHOLDERS OF DIAMONDBACK ENERGY, INC. AND SHAREHOLDERS OF

ENERGEN CORPORATION APPROVE MERGER

MIDLAND, TX and BIRMINGHAM, AL (November 27, 2018) – Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback”) and Energen Corporation (NYSE: EGN) (“Energen”) today announced that all proposals necessary for the parties’ pending merger transaction were approved by the stockholders of Diamondback and the shareholders of Energen at each company’s respective special meeting held today.

As previously announced, on August 14, 2018, Diamondback and Energen entered into a definitive agreement by which Diamondback will acquire Energen in an all-stock transaction. Under the terms of the transaction, Energen shareholders will receive 0.6442 shares of Diamondback common stock for each share of Energen common stock. Diamondback and Energen expect to close the transaction on November 29, 2018, subject to satisfaction of the remaining customary closing conditions.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

About Energen Corporation

Energen Corporation is an oil-focused exploration and production company with operations in the Permian Basin in west Texas and New Mexico. For more information, go to www.energen.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, that address activities that Diamondback or Energen assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Diamondback or Energen. These include the expected timing and likelihood of completion of the proposed transaction, including the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Diamondback’s common stock or Energen’s common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Diamondback and Energen to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending proposed transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or it may take longer than expected to achieve those synergies or benefits and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Diamondback’s or Energen’s control, including those detailed in Diamondback’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at http://www.diamondbackenergy.com and on the SEC’s website at http://www.sec.gov, and those detailed in Energen’s annual reports on Form 10-K,quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Energen’s website at http://www.energen.com and on the SEC’s website at http://www.sec.gov.

All forward-looking statements are based on assumptions that Diamondback or Energen believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Diamondback and Energen undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Diamondback Investor Contact:

Adam Lawlis

+1 432.221.7467

alawlis@diamondbackenergy.com

Energen Investor Contact:

Julie Ryland

+1 205.326.8421

Julie.Ryland@Energen.com

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